                                                                    EXHIBIT 10.1

                     MUTUAL RELEASE AND SETTLEMENT AGREEMENT



         THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT (the "Agreement") is made and entered into as of this 4th day of October, 1997, by and among InterAmericas Communications Corporation ("ICCA"), Maroon Bells Capital Partners, Inc. ("Maroon Bells"), Theodore Swindells ("Swindells"), Paul A. Moore ("Moore") and Philip Mageira ("Mageira").


         A. WHEREAS, a dispute has arisen between ICCA, on the one hand, and Maroon Bells, Swindells, Moore and Mageira, on the other hand, with respect to certain matters relating to or arising out of, among other things, certain proposed Consulting Agreements (the "Consulting Agreements") between ICCA and each of Moore and Mageira;

         B. WHEREAS, in consideration of the parties' mutual desire to resolve their disputes, ICCA, Maroon Bells, Mageira, Moore and Swindells desire to enter into this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. INCORPORATION OF RECITALS. The recitals contained in Paragraphs A and B are incorporated by reference herein as if at this point set forth in full.

         2. SETTLEMENT

            a. Matters Settled. Subject to the full and complete payment of the items listed under Section 2(b) hereof, this Agreement settles all the existing claims, disputes and matters by and between ICCA, on the one hand, and Maroon Bells, Swindells, Moore and/or Mageira, on the other hand, relating to the right to receive compensation, if any, to be paid to them as a result of ICCA's pending 144A offering of its Units consisting of Senior Notes and Warrants (the "Offering"), the Consulting Agreements and any other matters arising out of or relating to the foregoing or occurring up to the date hereof. If the payment of all items listed under Section 2 (b) hereof have not been completely and fully made by March 31, 1998, then all claims purported to be settled and released hereunder (the "Claims") shall be reinstated in full as if there had never been settlement and release and the recipient of any partial payments may return such partial payment and pursue all remedies he or it may have with respect to the Claims as if such partial payments had not been made.

            b. Terms of Settlement. As a further inducement to execute this Agreement, and as recognition of the valuable services provided by each of Maroon Bells, Swindells, Mageira and Moore to ICCA, ICCA agrees to, make the following payments, subject to the conditions hereinafter set forth:

            (i) ICCA shall pay to Maroon Bells a cash fee in the aggregate amount of $500,000 subject to and upon consummation of the Offering;

            (ii) ICCA shall issue and grant to each of Moore and Mageira on the date hereof (A) 250,000 shares of Common Stock .001 par value per share, of the Company (the "Company Common Stock"); and (B) options to acquire 250,000 shares of the Company Common Stock, at an exercise price of $2.13 per share, fully vested as of the date of the grant in the form attached hereto as Exhibit A; and

            (iii) ICCA shall upon execution of this Agreement reimburse Maroon Bells, Swindells, Moore and Magiera for the expenses incurred in connection with performing services for ICCA as listed on Exhibit B.


            c. Registration Rights. The Company agrees to register under the Securities Act of 1933, as amended (the "Securities Act"), within 90 days following consummation if the Offering, the shares of Company Common Stock referred to in Section 2 (b) (ii), above (including the shares underlying the options referred to therein) subject to the agreement of Maroon Bells, Moore and Mageira not to sell, transfer, pledge or otherwise encumber such shares for a period of 180 days (or such shorter period as is applicable to members of ICCA management) following consummation of the Offering. At the election of Maroon Bells, Moore and Mageira, any registration statement filed pursuant to this
Section 2(c) shall also cover any additional "restricted" shares currently held by them, including shares issuable upon the exercise or conversion of any outstanding securities or options held by them.


         3. MAROON BELLS, SWINDELS, MAGEIRA AND MOORE RELEASE. Maroon Bells, Swindells, Magyar and Moore and their respective assigns and transferees, and each of them (collectively, the "Maroon Bells Parties"), release and forever discharge ICCA and its respective assigns, transferees and subsidiaries, and each of them (collectively, the "ICCA Parties"), of and from any and all claims, demands, damages, debts, liabilities, actions, causes of action, suits, contracts, controversies, agreements, accounts, reckonings, obligations and judgments, whether in law or equity, which the parties to this Agreement or any of them now have, own or hold, or at any time previously ever had, owned or held, whether personal, representatively, derivatively or otherwise, based upon, related to, or by reason of any action, contract (express, implied in fact, implied in law, or otherwise), lien, liability, law, matter, cause, action, lawsuit, fact, thing, act, omission or whatever occurring or existing at any time previously and to and including the date of this Agreement. Notwithstanding the forgoing, none of the Maroon Bell Parties release the ICCA Parties from any Claims for contribution or indemnification under bylaws, articles, agreements, insurance policies or otherwise against Claims of third parties and the costs and expenses to defend such Claims.

         4. ICCA RELEASE. The ICCA Parties and each of them, release and forever discharge each of the Maroon Bells Parties, of and from any and all claims, demands, damages, debts, liabilities, actions, causes of action, suits, contracts, controversies, agreements, accounts, reckonings, obligations and judgments, whether in law or equity, which the parties to this Agreement or any of them now have, own or hold, or at any time previously ever had, owned or held, whether personal, representatively, derivatively or otherwise, based upon, related to, or by reason of any action, contract (express, implied



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in fact, implied in law, or otherwise), lien, liability, law, matter, cause, action, lawsuit, fact, thing, act, omission or whatever occurring or existing at any time previously and to and including the date of this Agreement.

         5. RESIGNATION OF MOORE AND MAGEIRA. Moore and Mageira each hereby agrees to resign from the Board of Directors of ICCA effective as of the date that the items listed in Sections 2(b)(ii) and 2(b)(iii) have been fully delivered or paid, as the case may be.

         6. REPRESENTATIONS BY THE PARTIES. Each of the parties warrants and represents to the others that none of them has assigned or transferred or purported to assign or transfer to any person not a party to this Agreement any matter or any part or portion of any matter covered by this Agreement, and each of them agrees to indemnify and hold harmless the others from and against any claim, demand, damage, debt, liability, account, reckoning, obligation, cost, expense, lien, action or cause of action (including attorneys' fees and costs paid or incurred) based upon or in connection with or arising out of any such assignment or transfer or purported or claimed assignment of transfer.

         7. NO ADMISSION. The execution of this Agreement effects the settlement of claims which are contested and denied. Nothing contained in this Agreement shall be construed as an admission by any part of any liability of any kind to the other parties. Each party acknowledges that the others expressly deny that any of them is in any way liable or obligated to the others.

         8. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties; there are no representations, covenants or undertakings other than those expressly set forth in this Agreement. Each party acknowledges that no other party or any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express, implied or statutory, other than those contained in this Agreement, to induce them to execute this Agreement. The parties acknowledge that they have not executed this Agreement in reliance upon any such promise, representation or warranty not specifically contained in this Agreement.

         9. BINDING ON SUCCESSORS. This Agreement and the covenants and conditions contained in it shall apply to, be binding upon and inure to the benefit of the respective heirs, administrators, executors, legal representatives, assigns, successors and agents of each of the parties.

         10. SEVERABILITY. The provisions of this Agreement are severable; should any provision for any reason be held to be unenforceable, the remaining provisions shall nonetheless be of full force and effect.

         11. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida without reference to any conflicts of law principles.



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         12. JOINT PREPARATION. This Agreement is to be deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity in it shall not be interpreted against any of the parties, but according to the application of the rules of interpretation of contracts. Any disclosure by ICCA of this Agreement or the transactions reflected or contemplated hereby shall require the prior consent of the Maroon Bells Parties; provided, that this Agreement and the transactions reflected or contemplated hereby may be disclosed to the extent that such disclosure is required, based upon the advice of legal counsel, by applicable law including, without limitation by the Securities Act of 1933, as amended.

         13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                   INTERAMERICAS COMMUNICATIONS
                                   CORPORATION


                                   By:  /s/ Patricio E. Northland
                                      ----------------------------------
                                   Its: President, Patricio E. Northland
                                      ----------------------------------



                                   MAROON BELLS CAPITAL PARTNERS, INC.



                                   By: /s/ Theodore Swindells
                                      ----------------------------------
                                   Its: President
                                       ---------------------------------

                                  /s/ Paul A. Moore
                                  --------------------------------------
                                  PAUL A. MOORE

                                  /s/ Theodore Swindells
                                  --------------------------------------
                                  THEODORE SWINDELLS

                                  /s/ Phillip S. Magiera
                                  --------------------------------------
                                  PHILLIP S. MAGIERA

                             STOCK OPTION AGREEMENT


         This is a Stock Option Agreement, dated as of the 4th day of October 1997 (the "Grant Date"), by and between INTERAMERICAS COMMUNICATIONS CORPORATION (the "Grantor"), and Paul Moore (the "Optionee").


                                   WITNESSETH:


         WHEREAS, in consideration of prior services rendered by the Optionee to the Grantor and certain promises made by the Optionee to the Grantor, the Grantor desires to grant the Optionee an option to purchase TWO HUNDRED FIFTY THOUSAND (250,000) shares of Common Stock, par value $.001 per share ("Common Stock") of the Grantor, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, the Grantor hereby agrees, for the benefit of the Optionee, as follows:

         SECTION 1. GRANT OF OPTION. Subject to the provisions of this Agreement, the Grantor hereby grants to the Optionee an option (the "Option") to purchase from the Grantor TWO HUNDRED FIFTY THOUSAND (250,000) shares of Common Stock (after the exercise of the Option and the acquisition of the shares, the "Option Shares"), at the price of $2.13 per whole share.

         SECTION 2. EXERCISE OF OPTION.


                  (1) The Option may be exercised in whole or in part at any time commencing on the date hereof and ending on the tenth anniversary hereof by the Optionee's delivering to the Grantor a written notice specifying the number of the Option Shares that the Optionee wishes to purchase pursuant to the Option and tendering the Option Price multiplied by the number of such Option Shares. The Option Price of any Option Shares purchased shall be paid in cash, by certified or official bank check or by money order. The Optionee shall be deemed to be a holder of the Option Shares immediately upon, and to the extent of, the exercise of this Option as set forth above.

                  (2) Number of Shares Exercisable. Each exercise of an Option hereunder shall reduce the total number of Option Shares that may thereafter be purchased under this Option.

         SECTION 3. SHARE CERTIFICATES. Upon each exercise of the right to purchase Option Shares pursuant to this Option, prior to the time that a registration statement shall have been filed and become effective under the Securities Act of 1933, as amended, with respect to the Option Shares as required by that certain Mutual Release and Settlement Agreement of even date herewith between the Grantor, the Optionee and certain other parties, the Grantor shall cause one or more stock certificates evidencing the Optionee's ownership of the Option Shares to be issued to the Optionee. A Legend in substantially the form set forth below shall be placed upon each stock certificate representing the Option Shares:

                    "The shares of stock represented by this certificate have been acquired directly from an affiliate of the issuer without being registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state or other jurisdiction, including the Florida Securities Act, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of in any manner (a "Transfer") unless they are registered under the Act and the securities laws of all applicable states and other jurisdictions or unless the request for Transfer is accompanied by a favorable opinion of counsel satisfactory to the issuer, stating that such Transfer will not result in a violation of such laws."


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         SECTION 4. ANTI-DILUTION PROVISIONS.

                  (1) Adjustment for Recapitalization. If the Grantor shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Grantor shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of Option Shares then subject to this Option immediately prior to such subdivision shall be proportionately increased and the exercise price shall be proportionately decreased, and if the Grantor shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of option shares then subject to this Option immediately prior to such combination shall be proportionately decreased and the exercise price shall be proportionately increased. Any such adjustments pursuant to this Section 4(a) shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

                  (2) Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Grantor or in case the Grantor shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Optionee upon the exercise of this Option at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Option Shares issuable upon the exercise of this Option prior to such consummation, the securities or property to which the Optionee would have been entitled upon such consummation if the Optionee had exercised this Option immediately prior thereto; in each such case, the terms of this Option shall be applicable to the securities or property receivable upon the exercise of this Option after such consummation.

                  (3) Notice of Certain Events. If at any time:

                      (A) the Grantor shall declare a dividend or other distribution of Common Stock payable otherwise than in cash at the same rate as the immediately preceding regular dividend or in Common Stock; or

                      (B) the Grantor shall authorize the granting to the holders of the Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                      (C) there shall be any plan or agreement of reorganization, or reclassification of the capital stock, of the Grantor, or consolidation or merger of the Grantor with, or sale of all or substantially all of its assets to, another corporation; or

                      (D) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Grantor then the Grantor shall give to the Optionee at the address of Optionee, at least 20 days prior to the applicable record date, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

                  (4) Except as otherwise expressly provided herein, the issuance by the Grantor of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Grantor convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Option Shares then subject to this Option.

                  (5) Without limiting the generality of the foregoing, the existence of this Option shall not affect in any manner the right or power of the Grantor to approve or the Grantor to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Grantor's capital structure or its business; (ii) any merger or consolidation of the Grantor; (iii) any issuance by the Grantor of debt securities, or preferred or preference stock that would rank above the Option Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Grantor; (v) any sale, transfer or assignment of all or any part of the assets or business of the Grantor; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         SECTION 5. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder in respect to the Option Shares as to which the Option shall not have been exercised and payment made as herein provided.

         SECTION 6. ISSUANCE OF SHARES. As a condition of any sale or issuance of Option Shares upon exercise of this Option, the Grantor may require such agreements or undertakings, if any, as the Grantor may deem necessary or advisable to assure compliance with any such applicable securities or other law or regulation including, but not limited to, the following:

                    (1) a representation and warranty by the Optionee to the Grantor and the Grantor, at the time this Option is exercised, that she is acquiring the Option Shares to be issued to her for investment and not with a view to, or for sale in connection with, the distribution of any such Option Shares; and

                    (2) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Grantor, necessary or appropriate to comply with the provisions of any securities law deemed by the Grantor or the Grantor to be applicable to the issuance of the Option Shares and are endorsed upon the Option Share certificates.

         SECTION 7. MISCELLANEOUS PROVISIONS.

                    (1) Notices. Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties by certified mail, return receipt requested, to each party's respective address as set forth in the books and records of the Grantor, or to such other address as such party shall give to the other party hereto by a notice given in accordance with this Section. Except as otherwise provided in this Agreement, notice shall be effective when deposited in the United States mails properly addressed and postage prepaid. If such notice is sent other than by the United States mails, such notice shall be effective when actually received by the party being notified.

                    (2) Assignment. This Agreement may not be assigned in whole or in part by the Optionee.

                    (3) Further Assurances. The Optionee shall execute and deliver such other instruments and do such other acts as may be necessary to effectuate the intent and purposes of this Agreement.

                    (4) Captions. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

                    (5) Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto and supersedes all prior and contemporaneous agreements or understandings among the parties hereto concerning the grant by the Grantor to the Optionee of stock options and shall not be terminated or amended except in writing executed by each of the parties hereto.

                    (6) Waiver. The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach or the same or any other term or condition.

                    (7) Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provisions of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

                    (8) Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to any conflict of law rule or principle that would result in the application of the laws of another jurisdiction.

                    (9) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, estate and personal representatives of the Optionee and the Grantor.

         IN WITNESS WHEREOF, the Grantor has executed this Agreement for the benefit of the Optionee as of the 4th day of October, 1997.




                                    INTERAMERICAS COMMUNICATIONS
                                    CORPORATION., the Grantor

                                    By: /s/ Patricio E. Northland
                                       ----------------------------------
                                        Name:  Patricio E. Northland
                                        Title: President